Exhibit 24

Power of Attorney

Know all by these presents, that each person whose signature appears below hereby constitutes and appoints Patrick J. McHale or Mark W. Sheahan, that person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for that person and in that person’s name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 25, 2020, of Graco Inc. (and any and all amendments thereto) and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the following persons have signed this Power of Attorney on the date indicated.

Date

/s/ BRETT C. CARTER	February 16, 2021
Brett C. Carter

/s/ ERIC P. ETCHART	February 16, 2021
Eric P. Etchart

/s/ JACK W. EUGSTER	February 16, 2021
Jack W. Eugster

/s/ JODY H. FERAGEN	February 16, 2021
Jody H. Feragen

/s/ J. KEVIN GILLIGAN	February 16, 2021
J. Kevin Gilligan

/s/ PATRICK J. MCHALE	February 16, 2021
Patrick J. McHale

/s/ LEE R. MITAU	February 16, 2021
Lee R. Mitau

/s/ MARTHA A. MORFITT	February 16, 2021
Martha A. Morfitt

/s/ R. WILLIAM VAN SANT	February 16, 2021
R. William Van Sant

/s/ KEVIN J. WHEELER	February 16, 2021
Kevin J. Wheeler

/s/ EMILY C. WHITE	February 16, 2021
Emily C. White